UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2019

Global Medical REIT Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, Suite 440

Bethesda, MD

20814

(Address of Principal Executive Offices)
(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	GMRE	NYSE
Series A Preferred Stock, par value $0.001 per share	GMRE PrA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01     Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 11, 2019, Global Medical REIT Inc., a Maryland corporation (the “Company”), Inter-American Management LLC and Global Medical REIT L.P. entered into an Underwriting Agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated, BMO Capital Markets Corp., Robert W. Baird & Co. Incorporated, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc. as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale (the “Offering”) of an aggregate of 6,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a price to the public of $13.00 per share. The Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at $12.415 per Share. Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an aggregate of 900,000 additional shares of Common Stock from the Company. The material terms of the Offering are described in the prospectus dated December 11, 2019 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 12, 2019, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-217360), initially filed by the Company on April 18, 2017.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on December 13, 2019 and the Company expects to receive total gross proceeds from the Offering of $78.0 million. As described in the Prospectus, the Company intends to contribute the net proceeds of the Offering to its Operating Partnership in exchange for Operating Partnership units in the Operating Partnership. The Company’s Operating Partnership intends to use the net proceeds from the Offering to repay a portion of the outstanding indebtedness under its credit facility (the “Credit Facility”), to fund acquisitions and for other general corporate purposes. Amounts repaid under the Credit Facility may be re-borrowed from time to time, subject to the terms of the facility, and the Company intends to do so in the future to fund its capital program. The term of the Credit Facility expires on August 7, 2022, subject to a one-year extension option. As of September 30, 2019, the Company had $363.2 million in borrowings outstanding under the Credit Facility, which currently bears interest at a floating rate that is based on LIBOR, plus a specified margin based on the Company’s leverage. Borrowings under the Credit Facility were primarily incurred to fund acquisitions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

In connection with the Offering, Venable LLP has provided the Company with an opinion regarding the legality of the Shares. A copy of the opinion is attached to this Current Report on Form 8-K as Exhibit 5.1 and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On December 11, 2019, the Company announced it priced its Offering of 6,000,000 Shares. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

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Item 9.01      Financial Statement and Exhibits.

(d)  Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 11, 2019, by and among Global Medical REIT Inc., Inter-American Management LLC, Global Medical REIT L.P. Stifel, Nicolaus & Company, Incorporated., BMO Capital Markets Corp., Robert W. Baird & Co. Incorporated, KeyBanc Capital Markets Inc. and SunTrust Robinson Humphrey, Inc. as representatives of the several underwriters named therein

5.1	Opinion of Venable LLP

99.1	Press release dated December 11, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.

By:	/s/Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: December 11, 2019

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